Rackspace Hosting Draws on Credit Facility

SAN ANTONIO – October 10, 2008 – Rackspace® Hosting (NYSE: RAX), the world's leader and specialist in IT hosting, today announced that it has drawn an additional $150 million on its revolving line of credit backed by Comerica Bank, JPMorgan Chase, Wachovia Bank, Bank of America, and The Frost National Bank.

“We took this action as a prudent measure based on the uncertain economic conditions in the credit and bank markets. We continue to maintain a strong capital position with the liquidity we need to grow our business over the long term. Including operating cash, we now have more than $250 million in cash, cash equivalents and short-term investments,” said Bruce Knooihuizen, CFO, Rackspace Hosting.

At the end of the third quarter of 2008, Rackspace Hosting had $200 million outstanding on its revolving line of credit. Fifty million dollars of outstanding borrowings have been swapped into a fixed rate of 4.135% and $150 million have been borrowed on a three months LIBOR basis at 3.762%. With the current applicable margin spread of 1.3%, the weighted average borrowing costs of the $200 million outstanding debt balance is 5.16%. An additional $44 million is available and committed on the revolving line of credit.

All funds that are currently considered non-operating are invested in money market funds that invest exclusively in high-quality, short-term securities that are issued or guaranteed by the U.S. government or by U.S. government agencies and instrumentalities. Currently, a total of $230 million is invested in such funds.

About Rackspace Hosting

As the world’s leader and specialist in hosting, Rackspace Hosting is changing the way businesses worldwide buy IT. Rackspace delivers computing-as-a-service, integrating the industry’s best technologies into a flexible service offering, making computing more reliable and affordable. A trusted partner to companies of all sizes, Rackspace enables IT departments to be more effective. Rackspace is distinguished by its award-winning Fanatical Support®, furthering the company’s mission to be one of the world’s greatest service companies. Rackspace is recognized as one of FORTUNE Magazine’s 100 Best companies to work for, ranking number 32 on the 2008 list. Rackspace's portfolio of hosted IT services includes managed hosting (www.rackspace.com), email hosting (www.mailtrust.com) and cloud hosting (www.mosso.com). For more information on Rackspace Hosting please visit www.rackspace.com or call 800-961-2888.

Forward Looking Statements

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results resulting from our borrowing strategy, our long term investment strategies, growth plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits from our borrowing strategy may not materialize as expected; the achievement of expected operational results may not occur; and other risks that are described in Rackspace Hosting’s amended registration statement on Form S-1, filed with the SEC on August 5, 2008 and our report on Form 10-Q for the quarter ended June 30, 2008, filed with the SEC on September 10, 2008. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations Karl Pichler, 210-312-7291 ir@rackspace.com Media Relations Annalie Drusch, 210-312-7290 media@rackspace.com